Exhibit 99.1

Immunome Reports Third Quarter 2020 Financial Results and Significant Progress

– Completed $44.9M IPO in October –

– Identified COVID 19 Neutralizing antibodies –

– Significant progress made on lead programs, including IMM-BCP-01 for the treatment of COVID-19 in collaboration with US Department of Defense –

EXTON, Pa. – November 17, 2020 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company utilizing a proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics, with a focus on oncology and infectious diseases including COVID-19, today announced third quarter 2020 financial results and recent highlights.

“The completion of our recent IPO marks a significant milestone for Immunome and positions us to further accelerate the output of new discoveries from our platform, and to rapidly advance our lead oncology and COVID-19 therapeutic antibody programs into the clinic,” said Purnanand Sarma, PhD, President and CEO of Immunome. “We are on track to execute on our near-term clinical and strategic plans, including filing IND applications for two of our programs in 2021.” Dr. Sarma further stated, “I am proud of the tremendous progress our team has made this year, particularly with regard to the notable effort and dedication supporting our accelerated development of antibody-based treatment targeting multiple viral antigens to treat the COVID-19 virus. As previously announced, Immunome was awarded a $13.3 million contract from the US Department of Defense to develop an antibody cocktail discovered by the interrogation of memory B cells from “super-responders” to the SARS-CoV-2 virus (DoD Press Release).

Recent Highlights

●	In October 2020, Immunome completed an IPO, including the full exercise of the underwriters’ option to purchase additional shares, resulting in gross proceeds of $44.9 million, before deducting underwriting commissions and offering expenses.
●	IMM-BCP-01: Unlike approaches solely directed at neutralizing the Spike protein by other companies, we aim to develop an antibody cocktail directed at multiple SARS-CoV-2 antigens. Unbiased interrogation of SARS-CoV-2 “super-responder” memory B cells using Immunome’s discovery engine has resulted in the following advances:
o	We discovered that more than 50% of the antibodies isolated from super- responders are directed at non-Spike antigens, suggesting non-Spike related antibodies may play a significant role in the effective immunological clearance of this virus.
o	We also identified multiple neutralizing antibodies with picomolar affinity directed at SARS-CoV-2 Spike protein.

o	We discovered that, in addition to affinity matured IgG antibodies, COVID-19 “super-responders” appear to mount robust affinity-matured IgA responses. IgA antibodies are naturally found at the surface of respiratory track and function to prevent initial viral infection.
●	IMM-ONC-01: Our further pre-clinical testing continues to demonstrate that IL-38 appears to be a novel immune checkpoint. In animal models, our inhibitory antibody demonstrates antitumor effects in IL-38 expressing tumors.

Third Quarter 2020 Financial Results:

●	Cash and cash equivalents: Cash and cash equivalents were $6.7 million as of September 30, 2020 compared to $2.5 million as of December 31, 2019.
●	IPO and net proceeds: On October 2, 2020 the Company’s common stock beging trading on the Nasdaq Capital Market under the ticker (IMNM) and on October 6, 2020 the IPO closed with the Company receiving net proceeds of $41.7 million, after deducting underwriting discounts but before deducting other offering expenses. After deducting other offering costs of approximately $2.8 million, aggegate net IPO proceeds to the Company were $38.9 million.
●	Research and development (R&D) expenses: R&D expenses were $1.6 million for the quarter ended September 30, 2020 compared to $2.2 million for the quarter ended September 30, 2019 and $5.7 million for the nine month period ended September 30, 2020 compared to $6.4 million for the nine month period ended September 30, 2019.
●	General and administrative (G&A) expenses: G&A expenses were $1.2 million for the quarter ended September 30, 2020 compared to $0.5 million for the quarter ended September 30, 2019 and $2.5 million for the nine month period ended September 30, 2020 compared to $1.1 million for the nine month period ended September 30, 2019.
●	Net loss: Net loss attributable to common stockholders was $8.4 million or $7.52 per share for the quarter ended September 30, 2020 compared to $2.7 million or $2.50 per share for the quarter ended September 30, 2019 and $13.8 million or $12.44 per share for the nine month period ended September 30, 2020 compared to $7.5 million or $6.88 per share for the nine month period ended September 30, 2019.

About Immunome, Inc.

Immunome is a biopharmaceutical company utilizing our proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics designed to change the way diseases are currently being treated. Immunome’s proprietary discovery platform identifies novel therapeutic antibodies and their targets by leveraging highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its oncology and COVID-19 therapeutic antibody programs, execution of its clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01 and IMM‐ONC‐01, including expectations regarding therapeutic potential and benefits thereof, and IND filings. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones, Immunome’s ability to execute on its strategy including with respect to the timing of IND filings, Immunome’s ability to fund operations, as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in the final prospectus dated October 1, 2020 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission (SEC) and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Investor Contact:
Richard F. Fitzgerald
Chief Financial Officer
Immunome, Inc.
investors@immunome.com

Media Contact:
Nicholas Chang
MacDougall
781-235-3060
nchang@macbiocom.com

IMMUNOME, INC.

Condensed Balance Sheets

(Unaudited; In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$6,744	$2,543
Prepaid expenses and other current assets	739	579
Total current assets	7,483	3,122
Property and equipment, net	1,741	1,700
Restricted cash	100	100
Other assets	2,659	138
Total assets	$11,983	$5,060
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Current portion of capital lease obligations	$—	$239
Current portion of equipment loan payable	144	212
Current portion of long-term debt	305	—
Accounts payable	2,627	548
Accrued expenses and other current liabilities	2,330	666
Total current liabilities	5,406	1,665
Equipment loan payable, net of current portion	16	113
Long-term debt, net of current portion	195	—
Warrant liability	7,071	—
Deferred rent	11	18
Total liabilities	12,699	1,796

Series A convertible preferred stock, $0.0001 par value; 45,000,000 and 30,000,000 shares authorized and 5,670,184 and 4,443,259 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively (liquidation value of $51,033 at September 30, 2020)	48,369	38,894
Stockholders’ deficit:
Common stock, $0.0001 par value; 65,000,000 and 50,000,000 shares authorized and 1,124,616 and 1,099,270 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	1,236	927
Accumulated deficit	(50,321)	(36,557)
Total stockholders’ deficit	(49,085)	(35,630)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$11,983	$5,060

IMMUNOME, INC.

Condensed Statements of Operations

(Unaudited; In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Operating expenses:
Research and development	$1,644	$2,234	$5,651	$6,391
General and administrative	1,174	486	2,537	1,069
Total operating expenses	2,818	2,720	8,188	7,460
Loss from operations	(2,818)	(2,720)	(8,188)	(7,460)
Other expenses:
Change in fair value of warrant liability	(5,549)	—	(5,549)	—
Interest expense, net	(10)	(17)	(27)	(62)
Total other expenses	(5,559)	(17)	(5,576)	(62)
Net loss	$(8,377)	$(2,737)	$(13,764)	$(7,522)
Per share information:
Net loss per share of common stock, basic and diluted	$(7.52)	$(2.50)	$(12.44)	$(6.88)
Weighted-average common shares outstanding, basic and diluted	1,114,427	1,093,028	1,106,039	1,092,630